Exhibit 5.1

601 Lexington Avenue
New York, NY 10022
United States
Facsimile:
+1 212 446 4800	+1 212 446 4900

www.kirkland.com

June 23, 2025

Ladder Capital Corp

Ladder Capital Finance Holdings LLLP

Ladder Capital Finance Corporation

320 Park Avenue, 15th Floor

New York, New York 10022

Re:         Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Ladder Capital Corp, a Delaware corporation (“LCC”), Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (“LCFH”), and Ladder Capital Finance Corporation, a Delaware corporation (“LCFC” and, together with LCFH, the “Debt Securities Issuers”), in connection with the preparation and filing by LCC and the Debt Securities Issuers of a Registration Statement on Form S-3 (as amended or supplemented, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of (i) an indeterminate number of shares (the “Shares”) of LCC’s Class A common stock, par value $0.001 per share (the “Common Stock”), to be sold by LCC or certain stockholders of LCC, (ii) LCC’s full and unconditional guarantees (the “Guarantees”) of the Debt Securities (as defined below) to be offered by the Debt Securities Issuers and (iii) an indeterminate amount of one or more series of debt securities of the Debt Securities Issuers (the “Debt Securities” and, collectively with the Shares and the Guarantees, the “Securities”), in one or more offerings from time to time on a delayed or continuous basis.

You have advised us that the Debt Securities and the Guarantees will be issued under the indenture filed as an exhibit to the Registration Statement (including any amendments or supplements thereto, the “Indenture”), dated June 23, 2025, among the Debt Securities Issuers, LCC and Wilmington Trust, National Association, as trustee (the “Trustee”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of LCC and the Debt Securities Issuers, (ii) minutes and records of the corporate proceedings of LCC and the Debt Securities Issuers and (iii) the Registration Statement and the exhibits thereto.

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For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, other than LCC and the Debt Securities Issuers, and the due authorization, execution and delivery of all documents by the parties thereto, other than LCC and the Debt Securities Issuers. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of LCC, the Debt Securities Issuers and others as to factual matters.

We have also assumed that:

(i)            the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)           a prospectus supplement or term sheet (the “Prospectus Supplement”) will have been prepared and filed with the Commission, along with any exhibits necessary under the rules and regulations of the Commission, describing the Securities offered thereby and will comply with all applicable laws;

(iii)          the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)         the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement and the applicable Prospectus Supplement and, if applicable, the Indenture;

(v)           any supplements, amendments or certificates required to issue the Debt Securities under the Indenture will have been duly authorized, executed and delivered by the Debt Securities Issuers and, as applicable, LCC and the Trustee;

(vi)          the Indenture and the Trustee will have been qualified under the Trust Indenture Act of 1939, as amended;

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(vii)        any shares of Common Stock issuable upon conversion, exchange or exercise of any Debt Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(viii)       at the time of the issuance, sale and delivery of each Security, (1) the authorization of such Security by LCC and the Debt Securities Issuers, as applicable, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security and (2) the issuance, sale and delivery of such Security, the terms of such Security and, if applicable, the terms of the Indenture, and compliance by LCC and the Debt Securities Issuers, as applicable, with the terms of such Security, as well as the terms of the applicable Purchase Agreement (as defined below) and, if applicable, the Indenture, will not violate any applicable law, any agreement or instrument then binding upon the LCC and the Debt Securities Issuers, as applicable, or any restriction imposed by any court or governmental body having jurisdiction over the LCC and the Debt Securities Issuers, as applicable;

(ix)          a definitive purchase, underwriting, distribution, sales agent or similar agreement, if applicable (each, a “Purchase Agreement”), with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the LCC and the Debt Securities Issuers, as applicable, and the other parties thereto; and

(x)           LCC and the Debt Securities Issuers, as applicable, will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Purchase Agreement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.            When, as and if (a) the Shares have been duly authorized by appropriate corporate action and (b) issued upon receipt of payment therefor in accordance with applicable law and the terms of the applicable Purchase Agreement (including any shares of Common Stock delivered upon conversion or exchange of any Debt Securities that are convertible into or exchangeable for shares of Common Stock pursuant to the terms thereof, assuming that such Debt Securities have been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and appropriate corporate action, and that such Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers of the Debt Securities Issuers against payment in accordance with such authorization of the Debt Securities Issuers, the Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Trustee in accordance with the Indenture), such shares of Common Stock will be validly issued, fully paid and non-assessable.

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2.            When, as and if (a) any Debt Securities and related Guarantees have been duly authorized and duly established in accordance with the Indenture and applicable law, (b) appropriate corporate action has been taken by the Debt Securities Issuers to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture), (c) appropriate corporate action has been taken by LCC to authorize the Guarantees (and any required amendment or supplement to the Indenture) and (d) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers of the Debt Securities Issuers against payment and the Guarantees of such Debt Securities have been duly executed and delivered by duly authorized officers of LCC, in each case, in accordance with such authorization by the Debt Securities Issuers and LCC, as applicable, the Indenture, the applicable Purchase Agreement and applicable law, and duly authenticated by the Trustee in accordance with the Indenture, and, in the case of Debt Securities convertible into shares of Common Stock, when such shares have been duly authorized in accordance with applicable law and appropriate corporate action, (i) such Debt Securities will constitute binding obligations of the Debt Securities Issuers, enforceable against the Debt Securities Issuers in accordance with their terms and (ii) such Guarantees will constitute binding obligations of LCC, enforceable against LCC in accordance with their terms.

Our opinions expressed above that any particular contract constitutes a valid and binding agreement or is enforceable in accordance with its terms (each, an “enforceability opinion”) are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations and (iv) public policy considerations that may limit the rights of parties to obtain certain remedies. “General principles of equity” include but are not limited to: (A) principles limiting the availability of specific performance and injunctive relief; (B) principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; (C) principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; (D) principles which may permit a party to cure a material failure to perform its obligations; and (E) principles affording equitable defenses such as waiver, laches and estoppel. It is possible that terms in a particular contract covered by our enforceability opinion may not prove enforceable for reasons other than those explicitly cited in this opinion should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this opinion ) such unenforceability would not in our opinion prevent the party entitled to enforce that contract from realizing the principal benefits purported to be provided to that party by the terms in that contract which are covered by our enforceability opinion.

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We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xiv) any rights to contribution or indemnification which may be violative of public policy underlying any law, rule or regulation (including federal or state securities law, rule or regulation) or the enforceability of any so called fraudulent conveyance or fraudulent transfer “savings clause” (and any similar provision in any other document or agreement) to the extent such provisions purport to limit the amount of the obligations of any party or the right to contribution of any other party with respect to such obligations. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest or (iii) the creation, validity, perfection or priority of any security interest or lien.

The enforceability opinion related to the Guarantees is further subject to the effect of rules of law that may render guarantees unenforceable under circumstances where, in the absence of an effective consent or waiver by LCC (as to which we express no opinion herein), actions, failures to act or waivers, amendments or replacement of the Indenture or the Debt Securities so radically change the essential nature of the terms and conditions of the guaranteed obligations and the related transactions that, in effect, a new relationship has arisen between the Trustee and the Debt Securities Issuers or LCC, which is substantially and materially different from that presently contemplated by the Indenture and the Debt Securities.

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In addition, our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Revised Uniform Limited Partnership Act. We have assumed that the applicable Purchase Agreement and the Indenture will be governed by, and construed in accordance with, the laws of the State of New York.

To the extent that the obligations of the Debt Securities Issuers and LCC under the Indenture may be dependent on such matters, we assume for purposes of this opinion that (i) the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) the Trustee is duly qualified to engage in the activities contemplated by the Indenture and the Indenture has been duly authorized, executed and delivered by the Trustee; (iii) the Indenture will constitute the legally valid and binding obligations of the Trustee, enforceable against the Trustee in accordance with its terms; (iv) the Trustee will be in compliance, generally and with respect to acting as the trustee under the Indenture with all applicable laws and regulations; and (v) the Trustee will have at all times the requisite organizational and legal power and authority to perform its obligations under the Indenture.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP